Exhibit 10.3

AMENDMENT NO. 1 TO INTERCOMPANY TERM FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO INTERCOMPANY TERM FACILITY AGREEMENT (this “Amendment”) dated as of November 27, 2013 is by and among OCI FERTILIZER INTERNATIONAL B.V., a private limited liability company organized under the laws of the Netherlands (together with its successors and assigns, the “Lender”) and OCI BEAUMONT LLC, a limited liability company formed under the laws of the state of Texas (the “Borrower”).

W I T N E S S E T H

WHEREAS, the Borrower and the Lender entered into that certain Intercompany Term Facility Agreement made effective on September 15, 2013 (the “Term Facility Agreement”), which amended, restated and refinanced certain prior loan agreements as noted therein and pursuant to which the Lender agreed to lend to the Borrower an amount of up to USD $200,000,000 (the “Term Facility Amount”) to be made available at the request of the Borrower from time to time;

WHEREAS, the Borrower intends to make the Repayment (as defined below) under the Term Facility Agreement promptly after the date hereof;

WHEREAS, the Borrower and the Lender wish to modify the Term Facility Amount such that, after the Repayment becomes effective, the Term Facility Amount (and therefore the amount available to be drawn by the Borrower under the Term Facility Agreement (subject to the terms and conditions set forth therein)) would be one hundred million dollars (USD $100,000,000).

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Term Facility Agreement.

2. Amendments. The Agreement is amended as follows:

2.1	The following defined terms are added to Section 1 in the proper alphabetical order:

“Repayment” means the repayment of all amounts outstanding hereunder, expected to occur substantially contemporaneously with or promptly after execution of Amendment No. 1 hereto.

“Repayment Date” means the date that the Repayment is made.

2.2	The defined term “Loan” in Section 1 is amended and restated as follows:

“Loan” means an unsecured term loan in an aggregate amount not to exceed one hundred million dollars (USD $100,000,000) made available under this Agreement as described in Section 2.

2.3	Section 2.1 is amended and restated in its entirety to read as follows:

“From and after the Repayment Date, the Lender agrees to lend to the Borrower an amount of up to one hundred million dollars (USD 100,000,000) to be made available at the request of the Borrower from time to time, subject to the terms and conditions of this Agreement.”

2.3 In Section 2.2, the amount “$100,000,000” shall replace the amount “$200,000,000” where it appears.

3. Conditions Precedent. This Amendment shall become effective upon (a) receipt by the Lender of executed counterparts of this Amendment executed by each of the parties hereto and (b) the making of the Repayment.

4. Representations and Warranties. The Borrower represents and warrants to the Lender that (a) the Borrower is duly organized, validly existing and in good standing under the laws of the State of Texas, USA; (b) the Borrower has duly authorized, executed and delivered this Amendment; and (c) this Amendment constitutes a legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

5. Reaffirmation of Obligations. The Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Term Facility Agreement and (c) agrees that this Amendment does not operate to reduce or discharge its obligations under the Term Facility Agreement (except as expressly set forth in Section 2 above).

6. No Other Changes. Except as modified hereby, all of the terms and provisions of the Term Facility Agreement shall remain in full force and effect.

7. Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

8. ENTIRE AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE TERM FACILITY AGREEMENT, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF.

9. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 1 TO INTERCOMPANY TERM FACILITY AGREEMENT to be duly executed as of the date first above written.

LENDER:	OCI FERTILIZER INTERNATIONAL, B.V.

	By:	/s/ Kevin Struve
	Name:	Kevin Struve
	Title:	Director

BORROWER:	OCI BEAUMONT LLC

	By:	/s/ Fady Kiama
	Name:	Fady Kiama
	Title:	Chief Financial Officer

AMENDMENT NO. 1 TO INTERCOMPANY TERM FACILITY AGREEMENT